Exhibit 10.6

FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE (this “Amendment”) is made as of the      day of April, 2010 by and between INTERNATIONAL REALTY HOLDINGS, LLC, a Delaware limited liability company, successor-in-interest to Southcorp Packaging USA, lnc. (“Landlord”), and BWAY CORPORATION, a Delaware limited liability company, successor-in-interest to North America Packaging Corporation (“Tenant”).

BACKGROUND:

A. Landlord and Tenant are parties to that certain Industrial Building Lease dated June 28, 2001 (the “Lease”), for improved real property located at 4002 Montdale Drive, Valparaiso, Indiana, as more fully described in the Lease.

B. Landlord and Tenant desire to amend certain terms of the Lease as set forth herein.

C. Capitalized terms used but not otherwise defined herein shall have the meanings given in the Lease, as applicable.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1. Term. The Initial Term of the Lease is hereby extended for ten (10) years terminating on February 28, 2021.

2. Rent. Effective as of March 1, 2011, the Base Rent payable under the Lease shall be:

Period	Annual Base Rent	Monthly Base Rent
3/1/11 – 2/28/12	$391,432.00	$32,619.33
3/1/12 – 2/28/13	$397,303.48	$33,108.62
3/1/13 – 2/28/14	$403,263.03	$33,605.25
3/1/14 – 2/28/15	$409,311.98	$34,109.33
3/1/15 – 2/28/16	$415,451.66	$34,620.97
3/1/16 – 2/28/17	$421,683.43	$35,140.29
3/1/17 – 2/28/18	$428,008.68	$35,667.39
3/1/18 – 2/28/19	$434,428.81	$36,202.40
3/1/19 – 2/28/20	$440,945.25	$36,745.44
3/1/20 – 2/28/21	$447,559.42	$37,296.62

3. Notices. Landlord’s and Tenant’s notice addresses in Section 1.1(I) of the Lease are hereby deleted and replaced with the following:

                         Landlord’s Mailing Address:

                                 International Realty Holdings, LLC

                                 555 Coney Island Avenue

                                 Brooklyn, New York 11218-3415

                                 Attention: Mr. Leon Perlmutter

                                 Facsimile: (718) 287-4981

                         Tenant’s Mailing Address:

                                 BWAY Corporation

                                 8607 Roberts Drive

                                 Suite 250

                                 Atlanta, Georgia 30350

                                 Attention: Chief Administrative Officer

                                 Facsimile: (770) 587-0186

4. Ratification. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, and facsimile signatures shall be deemed to be original signatures and of the same force and effect.

6. Brokerage. Landlord shall pay the commission due Cushman & Wakefield of Georgia, Inc. (“Broker”) in accordance with that separate agreement between Landlord and Broker. Subject to the foregoing, Landlord represents and warrants, that it has not engaged any other broker, finder or any other person who would be entitled to any commission or fee in respect of the execution of this Amendment and any other transaction contemplated by this Amendment; and agrees to indemnify and hold harmless Tenant against and in respect to any and all losses, liabilities or expenses which may be incurred by Tenant as a result of any claim which may be asserted by any such broker (including Broker), finder or other person on the basis of any arrangements or agreements made or alleged to have been made on behalf of Landlord. Tenant represents and warrants, that except for the Broker, it has not engaged any broker, finder or any other person who would be entitled to any commission or fee in respect of the execution of this Amendment and any other transaction contemplated by this Amendment; and agrees to indemnify and hold harmless Landlord against and in respect of any and all losses, liabilities or expenses which may be incurred by Landlord as a result of any claim which may be asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made on behalf of Tenant, other than the Broker.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

Signed, sealed and	INTERNATIONAL REALTY HOLDINGS, LLC, a
delivered in the	Delaware limited liability company
presence of:

	By:	IRH Manager Corp., a Delaware corporation

/s/ Desilu Jermaine Smithen		By:	/s/ Leon Perlmutter
Notary Public			Leon Perlmutter, President
My Commission Expires:

DESILU JERMAINE SMITHEN
NOTARY PUBLIC
STATE OF NEW YORK
KINGS COUNTY
My commission:#01SM6201906
EXPIRES: 03/09/2013
(NOTARIAL SEAL)

TENANT:

Signed, sealed and	BWAY CORPORATION, a Delaware corporation
delivered in the presence of

/s/ Lisa J.Vallery	By :	/s/ Kevin C. Kern
Notary Public		Kevin C. Kern, Chief Administrative Officer
My Commission Expires:		and Senior Vice President

Lisa J.Vallery
Notary Public, Fulton County, Georgia
My Commission Expires: October 25, 2011
(NOTARIAL SEAL)

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